Industry Veteran Mike Berry Nominated to Join Calix Board of Directors

Former NetApp CFO will stand for election replacing Ellie Fields

SAN JOSE, CA—March 27, 2025—Calix, Inc. (NYSE: CALX) today announced that Mike Berry, most-recently CFO of NetApp, has been nominated to its board of directors. Highly regarded as an industry finance veteran, Berry is able to provide valuable counsel as Calix continues transforming the broadband industry with its award-winning innovation portfolio. With the anticipated addition of Berry to its board, Calix will continue its mission of helping broadband experience providers (BXPs) of any size simplify their business, innovate for their subscribers, and grow value to benefit their communities for generations.
With over 30 years of experience and a reputation for driving profitable growth, Berry has been the CFO at several leading technology companies, including NetApp, McAfee, FireEye, Informatica, IO, SolarWinds and i2 Technologies.
“Mike Berry’s deep experience in software and appliance companies fits perfectly with our future,” said Calix Chairman, Carl Russo. “The disruption moving through the broadband service providers is hastening and the Calix appliance-based platform, cloud and managed services model is a perfect fit for the winning BXPs. Mike will be key in helping us hone our business as we continue to expand.”
“I’m incredibly pleased to be nominated for election to the Calix board of directors,” said Berry. “The power of the company’s appliance-based platform, cloud, and managed services model is evidenced in its ongoing financial results and success of its customers. The Calix leadership team understands that building the new business model requires discipline over the long-term to achieve success in a disrupted market. I look forward to helping the Calix team on their mission.”
Additionally, current Calix board member Ellie Fields has announced that she will not stand for reelection to the Calix board as she plans to devote more time to building an AI startup. “It’s been an honor to be a part of the Calix board,” said Ms. Fields. “While Calix is primed for significant growth, I need to devote my full attention to this new venture.”
“I would like to thank Ellie for her service on the board,” said Calix Chairman, Carl Russo. “Ellie’s background in enabling data-driven go-to-market strategies was a key add for our team.”

Learn more about the Calix board of directors.
About Calix
Calix, Inc. (NYSE: CALX) – Calix is a platform, cloud, and managed services company. Broadband service providers leverage Calix’s broadband platform, cloud, and managed services to simplify their operations, subscriber engagement, and services; innovate for their consumer, business, and municipal subscribers; and grow their value for members, investors, and the communities they serve.
Our end-to-end platform and managed services democratize the use of data—enabling our customers of any size to operate efficiently, acquire subscribers, and deliver exceptional experiences. Calix is dedicated to driving continuous improvement in partnership with our growing ecosystem to support the transformation of our customers and their communities.
This press release contains forward-looking statements that are based upon management’s current expectations and are inherently uncertain. Forward-looking statements include statements regarding the addition of Mike Berry to Calix’s board of directors, the expansion of Calix’s business, and other statements that are not historical facts. Forward-looking statements are based upon information available to us as of the date of this release, and we assume no obligation to revise or update any such forward-looking statement to reflect any event or circumstance after the date of this release, except as required by law. Actual results and the timing of events could differ materially from current expectations based on risks and uncertainties affecting Calix’s business. The reader is cautioned not to rely on the forward-looking statements contained in this press release. Additional information on potential factors that could affect Calix’s results and other risks and uncertainties are detailed in its quarterly reports on Form 10-Q and Annual Report on Form 10-K filed with the SEC and available at www.sec.gov.
Calix and the Calix logo are trademarks or registered trademarks of Calix and/or its affiliates in the U.S. and other countries. A listing of Calix’s trademarks can be found at https://www.calix.com/legal/trademarks.html. Third-party trademarks mentioned are the property of their respective owners.

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